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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-12973) and related Prospectus of Patriot American Hospitality, Inc. for the registration of 3,083,592 shares of its common stock and to the incorporation by reference of our reports (a) dated January 31, 1996 (except for Note 13, as to which the date is March 4, 1996) with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc. included in its 1995 Annual Report on Form 10-K, (b) dated February 16, 1996, with respect to the Combined Financial Statements of the Initial Hotels (which is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports on Certain of the Initial Hotels and Troy Hotel Investors) included in Patriot American Hospitality, Inc.'s 1995 Annual Report on Form 10-K, (c) dated March 5, 1996, with respect to the Financial Statements of Buckhead Hospitality Joint Venture included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended, (d) dated March 1, 1996 (except for Note 7, as to which the date is April 2, 1996) with respect to the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended, (e) dated February 28, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Plaza Park Suites Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended, (f) dated February 26, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenues and Direct Operating Expenses of Roosevelt Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended, (g) dated October 6, 1995 (except for Note 7, as to which the date is December 1, 1995) with respect to the Financial Statements of Metric-Holiday Ravinia Joint Venture included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 1, 1995, as amended, (h) dated April 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Marriott WindWatch Hotel for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996, (i) dated August 30, 1996 with respect to the Financial Statements of Concord O'Hare Limited Partnership for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996, and (j) dated September 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996, all filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas

December 6, 1996